David Lubin & Associates, PLLC

10 Union Avenue

Suite 5

Lynbrook, New York 11563

Telephone: (516) 887-8200
Facsimile: 516-887-8250

david@dlubinassociates.com

June 28, 2012

Document Security Systems, Inc.

First Federal Plaza

28 East Main Street, Suite 1525

Rochester, New York 14614

Re:	Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Document Security Systems, Inc. (the "Company") in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of up to an aggregate of 2,000,000 shares as follows: (i) 1,700,000 shares of common stock, par value $0.02 per share (the “Common Stock”) issuable under the Company’s 2004 Employee Stock Option Plan, as amended and restated on April 16, 2012 (the "Employee Plan"), and approved by the Company’s stockholders on June 14, 2012, and (ii) 300,000 shares of Common Stock issuable under the Company’s 2004 Non-Executive Director Stock Option Plan, as amended and restated on April 16, 2012 (the "Director Plan"), and approved by the Company’s stockholders on June 14, 2012 (collectively, the “Plans”). The Registration Statement also includes an additional (i) 500,000 shares of Common Stock previously authorized under the Employee Plan and (ii) 100,000 shares of Common Stock previously authorized under the Director Plan. The additional 2,600,000 shares of Common Stock included in the Registration Statement are hereinafter referred to as the “Shares”.

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company; (b) resolutions of the Board of Directors of the Company; (c) the Registration Statement and the exhibits thereto; and (d) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as to matters of fact and have made such examination of laws as we have deemed relevant as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies.

In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Shares, (i) the resolutions of the Company referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock, (iii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock, (iv) sufficient shares of Common Stock will be authorized for issuance under the Certificate of Incorporation of the Company, that have not otherwise been issued or reserved for issuance and (v) the stock certificates (if any) representing the Shares will comply with the provisions of the Certificate of Incorporation and Bylaws of the Company and the New York Business Corporation Law when the Shares are issued.

Based on our examination mentioned above, we are of the opinion that upon issuance of the Shares in accordance with the terms of the respective Plans and the applicable award agreements, the Shares will be duly authorized, validly issued, fully-paid and non-assessable.

We are attorneys admitted to practice in New York. We are familiar with the applicable provisions of the Business Corporation Law of the State of New York and the reported judicial decisions interpreting such laws. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and New York law as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and all references to us in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ David Lubin & Associates, PLLC

DAVID LUBIN & ASSOCIATES, PLLC